Exhibit 99.1

Body Central Corp. Announces Review of Financing, Transactional and Strategic Alternatives

JACKSONVILLE, Fla., April 23, 2014 (GLOBE NEWSWIRE) -- Body Central Corp. (Nasdaq:BODY) today announced that it has retained Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) as its financial advisor and/or placement agent to provide financial advisory and investment banking services and to assist the Company in analyzing and considering a wide range of financing, transactional and strategic alternatives. The Company can give no assurance that a transaction of any kind will occur. The Company does not intend to disclose developments regarding the consideration of financing, transactional and strategic alternatives unless and until the Company’s board of directors has approved a specific transaction.

About Body Central Corp.

Founded in 1972, Body Central Corp. is a multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices. As of April 23, 2014 the Company operated 282 specialty apparel stores in 28 states under the Body Central and Body Shop banners, as well as a direct business comprised of a Body Central catalog and an e-commerce website at www.bodycentral.com. The Company targets women in their late teens to mid-thirties from diverse cultural backgrounds who seek the latest fashions and a flattering fit. The Company's stores feature an assortment of tops, dresses, bottoms, jewelry, accessories and shoes sold primarily under the Company's exclusive Body Central®, Sexy Stretch® and Lipstick Lingerie® labels.

Safe Harbor Language
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) expectations regarding our ability to continue as a going concern; (2) our ability to generate sufficient cash flows to support operations; (3) our ability to identify and respond to changing fashion trends, customer preferences and other related factors; (4) the dislocation of customers that may occur as a result of strategic changes to marketing or merchandise selections; (5) our ability to successfully execute marketing initiatives to drive core customers into our stores and to our website; (6) our ability to execute successfully our growth strategy; (7) changes in consumer spending and general economic conditions; (8) changes in Federal and state tax policy on our customers; (9) changes in the competitive environment in our industry and the markets we serve, including increased competition from other retailers; (10) our stores achieving sales and operating levels consistent with our expectations; (11) our ability to successfully execute our direct business segment initiatives (12) our dependence on a strong brand image; (13) the ability of our information technology systems to support our business; (14) our ability to successfully integrate new information technology systems to support our business; (15) our dependence upon key executive management or our inability to hire or retain additional personnel; (16) disruptions in our supply chain and distribution facility; (17) disruptions in our operations due to the transition to our new distribution center and corporate office; (18) our reliance upon independent third-party transportation providers for all of our product shipments; (19) hurricanes, natural disasters, unusually adverse weather conditions, boycotts and unanticipated events; (20) the seasonality of our business; (21) increases in costs of fuel, or other energy, transportation or utilities costs and in the costs of labor and employment; (22) the impact of governmental laws and regulations and the outcomes of legal proceedings; (23) restrictions imposed by lease obligations on our current and future operations; (24) our maintaining effective internal controls; (25) our ability to protect our trademarks or other intellectual property rights; and (26) the risks and uncertainties of whether any strategic alternatives will be identified, pursued or consummated by us or will enhance value for our stockholders.

CONTACT: Tom Stoltz
Chief Operating Officer and Chief Financial Officer
904-207-6720
tstoltz@bodyc.com